Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The Unaudited Pro Forma Condensed Combined Financial Statements (referred to as the “pro forma financial statements”) have been derived from the historical consolidated financial statements of Great Plains Energy Incorporated (“Great Plains Energy”) and Westar Energy, Inc. (“Westar”). The pro forma financial statements should be read in conjunction with the:

•	accompanying notes to the Unaudited Pro Forma Condensed Combined Financial Statements;

•	consolidated financial statements of Great Plains Energy as of and for the year ended December 31, 2016, included in Great Plains Energy’s Annual Report on Form 10-K; and

•	consolidated financial statements of Westar as of and for the year ended December 31, 2016, included in Westar’s Annual Report on Form 10-K.

The pro forma financial statements give effect to the acquisition by Great Plains Energy of Westar (referred to as the “merger”) pursuant to an Agreement and Plan of Merger dated May 29, 2016 among Great Plains Energy, Westar and GP Star, Inc. (referred to as the “merger agreement”), as well as Great Plains Energy’s expected issuances of (a) its mandatory convertible preferred stock pursuant to a stock purchase agreement between Great Plains Energy and OCM Credit Portfolio LP (“OMERS”) and (b) its debt securities to finance the cash portion of the merger consideration (collectively referred to as the “transactions”). Great Plains Energy obtained committed financing in the form of a senior unsecured bridge term loan facility from Goldman Sachs Bank USA and Goldman Sachs Lending Partners LLC, the amount available thereunder of which is currently $5.1 billion and a portion of which has been syndicated to other financial institutions. However, Great Plains Energy has prepared its pro forma financial statements assuming the cash portion of the merger consideration will be financed through its expected issuances of equity and debt based on current market conditions, and as a result, these pro forma financial statements assume that Great Plains Energy will not borrow any amounts under the bridge term loan facility. Any borrowings under the bridge term loan facility would be classified as short-term debt in current liabilities.

The Unaudited Pro Forma Condensed Combined Statement of Income (referred to as the “pro forma statement of income”) for the year ended December 31, 2016 gives effect to the transactions as if they occurred on January 1, 2016. The Unaudited Pro Forma Condensed Combined Balance Sheet (referred to as the “pro forma balance sheet”) as of December 31, 2016 gives effect to the transactions as if they occurred on December 31, 2016.

The historical consolidated financial information has been adjusted in the pro forma financial statements to give effect to pro forma events that are: (1) directly attributable to the merger; (2) factually supportable; and (3) with respect to the pro forma statement of income, expected to have a continuing impact on the combined results of Great Plains Energy and Westar. As such, the impact of merger related expenses is not included in the pro forma statement of income. However, the impact of these expenses is reflected in the pro forma balance sheet as an increase to other current liabilities and a decrease to retained earnings.

As described in the accompanying notes, the pro forma financial statements have been prepared using the acquisition method of accounting under existing generally accepted accounting principles, or GAAP, and the regulations of the Securities and Exchange Commission. Great Plains Energy has been treated as the acquirer in the merger for accounting purposes. The purchase price for the pro forma financial statements has been estimated based on (1) the number of outstanding shares of Westar common stock on December 31, 2016, and (2) an assumed exchange ratio of 0.3148 determined using the 20-day volume-weighted average price per share of Great Plains Energy common stock ending on February 15, 2017.

Assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes, which should be read in connection with the pro forma financial statements. Since the pro forma financial statements have been prepared based on preliminary estimates, the final amounts recorded at the date of the merger may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed and the final purchase price.

The pro forma financial statements have been presented for illustrative purposes only and are not necessarily indicative of the results of operations and financial position that would have been achieved had the pro forma events taken place on the dates indicated, or the future consolidated results of operations or financial position of the combined company.

GREAT PLAINS ENERGY INCORPORATED

Unaudited Pro Forma Condensed Combined Balance Sheet

December 31, 2016

	Great Plains Energy Historical (Note 3(a))	Westar Historical (Note 3(a))	Pro Forma Adjustments	Note 3	Great Plains Energy Combined Pro Forma
	(millions)
ASSETS
Current Assets
Cash and cash equivalents	$1,293.1	$3.1	$(1,030.2)	(b)	$266.0
Time deposit	1,000.0	—	(1,000.0)	(b)	—
Receivables, net	166.0	288.6	(25.4)	(c)	429.2
Accounts receivable pledged as collateral	172.4	—			172.4
Fuel inventories, at average cost	108.8	107.1			215.9
Materials and supplies, at average cost	162.2	193.0			355.2
Deferred refueling outage costs	22.3	20.3			42.6
Refundable income taxes	—	13.0			13.0
Interest rate derivative instruments	79.3	—	(79.3)	(i)	—
Prepaid expenses and other assets	55.4	46.2	(23.6)	(i)	78.0

Total	3,059.5	671.3	(2,158.5)		1,572.3

Utility Plant, at Original Cost
Electric	13,597.7	12,819.8			26,417.5
Less - accumulated depreciation	5,106.9	4,405.0			9,511.9

Net utility plant in service	8,490.8	8,414.8	—		16,905.6
Construction work in progress	403.9	771.6			1,175.5
Nuclear fuel, net of amortization	62.0	62.0			124.0

Total	8,956.7	9,248.4	—		18,205.1

Property, Plant and Equipment of Variable Interest Entities
Electric	—	498.0			498.0
Less - accumulated depreciation	—	240.1			240.1

Net property, plant and equipment	—	257.9	—		257.9

Investments and Other Assets
Nuclear decommissioning trust fund	222.9	200.1			423.0
Regulatory assets	1,048.0	859.6	193.4	(d)	2,101.0
Goodwill	169.0	—	4,698.9	(k)	4,867.9
Other	113.9	249.8	(6.5)	(c)	342.2
			(15.0)	(e)

Total	1,553.8	1,309.5	4,870.8		7,734.1

Total	$13,570.0	$11,487.1	$2,712.3		$27,769.4

The accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements are an integral part of these statements.

GREAT PLAINS ENERGY INCORPORATED

Unaudited Pro Forma Condensed Combined Balance Sheet

December 31, 2016

	Great Plains Energy Historical (Note 3(a))	Westar Historical (Note 3(a))	Pro Forma Adjustments	Note 3	Great Plains Energy Combined Pro Forma
	(millions)
LIABILITIES AND CAPITALIZATION
Current Liabilities
Notes payable	$—	$—			$—
Collateralized note payable	172.4	—			172.4
Commercial paper	334.8	366.7			701.5
Current maturities of long-term debt	382.1	125.0			507.1
Current maturities of long-term debt of variable interest entities	—	26.8	0.3	(d)	27.1
Accounts payable	323.7	221.0	(25.4)	(c)	519.3
Accrued taxes	33.3	85.7			119.0
Accrued interest	50.8	72.5			123.3
Accrued compensation and benefits	52.1	16.2			68.3
Pension and post-retirement liability	3.0	3.0			6.0
Other	32.6	114.5	74.9	(g)	265.8
			43.8	(h)

Total	1,384.8	1,031.4	93.6		2,509.8

Deferred Credits and Other Liabilities
Deferred income taxes	1,329.7	1,752.8	(52.0)	(f)	3,030.5
Deferred tax credits	126.2	210.7			336.9
Asset retirement obligations	316.0	324.0			640.0
Pension and post-retirement liability	488.3	459.0			947.3
Regulatory liabilities	309.9	239.5			549.4
Other	87.9	136.6	(6.5)	(c)	218.0

Total	2,658.0	3,122.6	(58.5)		5,722.1

Capitalization
Shareholders’ equity
Common stock	4,217.0	2,727.3	(1,489.5)	(j)	5,454.8
Preference stock
Mandatory convertible preferred stock	836.2	—	720.0	(e)	1,556.2
Retained earnings	1,119.2	1,078.6	(1,134.9)	(j)	1,062.9
Treasury stock, at cost	(3.8)	—			(3.8)
Accumulated other comprehensive loss	(6.6)	—			(6.6)

Total shareholders’ equity	6,162.0	3,805.9	(1,904.4)		8,063.5
Noncontrolling interests	—	27.3			27.3
Long-term debt	3,365.2	3,388.7	4,580.2	(d)	11,334.1
Long-term debt of variable interest entities	—	111.2	1.4	(d)	112.6

Total	9,527.2	7,333.1	2,677.2		19,537.5

Commitments and Contingencies

Total	$13,570.0	$11,487.1	$2,712.3		$27,769.4

The accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements are an integral part of these statements.

GREAT PLAINS ENERGY INCORPORATED

Unaudited Pro Forma Condensed Combined Statement of Income

For the Year Ended December 31, 2016

	Great Plains Energy Historical (Note 3(a))	Westar Historical (Note 3(a))	Pro Forma Adjustments	Note 3	Great Plains Energy Combined Pro Forma
	(millions, except per share amounts)
Operating Revenues
Electric revenues	$2,676.0	$2,562.1	$(3.5)	(c)	$5,234.6

Operating Expenses
Fuel and purchased power	590.1	505.3			1,095.4
Transmission	84.8	237.0	(1.2)	(c)	320.6
Utility operating and maintenance expenses	759.5	584.2	(2.3)	(c)	1,341.4
Costs to achieve anticipated acquisition	34.2	10.2	(27.6)	(h)	16.8
Depreciation and amortization	344.8	338.5			683.3
General taxes	226.7	191.7			418.4
Other	17.0	5.4			22.4

Total	2,057.1	1,872.3	(31.1)		3,898.3

Operating income	618.9	689.8	27.6		1,336.3
Non-operating income (expense)	2.8	11.1	(3.2)	(i)	10.7
Interest charges	(161.5)	(161.7)	(166.9)	(d)	(533.8)
			(43.7)	(i)

Income before income tax expense and income from equity investments	460.2	539.2	(186.2)		813.2
Income tax expense	(172.2)	(184.5)	79.9	(f)	(276.8)
Income from equity investments, net of income taxes	2.0	6.5			8.5

Net income	290.0	361.2	(106.3)		544.9
Less: Net income attributable to noncontrolling interests	—	(14.6)			(14.6)

Net income attributable to controlling interests	290.0	346.6	(106.3)		530.3
Preferred stock dividend requirements	16.5	—	98.3	(e)	114.8

Earnings available for common shareholders	$273.5	$346.6	$(204.6)		$415.5

Average number of basic common shares outstanding	169.4	142.1	(51.9)	(l)	259.6
Average number of diluted common shares outstanding	169.8	142.5	(52.3)	(l)	260.0
Basic earnings per common share	$1.61	$2.43			$1.60
Diluted earnings per common share	$1.61	$2.43			$1.60

The accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements are an integral part of these statements.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1. Basis of Pro Forma Presentation

The pro forma statement of income for the year ended December 31, 2016 gives effect to the transactions as if they were completed on January 1, 2016. The pro forma balance sheet as of December 31, 2016 gives effect to the transactions as if they were completed on December 31, 2016.

The pro forma financial statements have been derived from the historical consolidated financial statements of Great Plains Energy and Westar. Assumptions and estimates underlying the pro forma adjustments are described in these notes, which should be read in conjunction with the pro forma financial statements. Since the pro forma financial statements have been prepared based upon preliminary estimates, the final amounts recorded at the date of the merger may differ materially from the information presented. These estimates are subject to change pending further review of the assets acquired and liabilities assumed.

The merger is reflected in the pro forma financial statements as an acquisition of Westar by Great Plains Energy, based on the guidance provided by accounting standards for business combinations. Under these accounting standards, the total estimated purchase price is calculated as described in Note 2 to the pro forma financial statements, and the assets acquired and the liabilities assumed have been measured at estimated fair value. For the purpose of measuring the estimated fair value of the assets acquired and liabilities assumed, Great Plains Energy has applied the accounting guidance for fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants as of the measurement date. The fair value measurements utilize estimates based on key assumptions of the merger, including historical and current market data. The pro forma adjustments included herein are preliminary and will be revised at the time of the merger as additional information becomes available and as additional analyses are performed. The final purchase price allocation will be determined at the time that the merger is completed and the final amounts recorded for the merger may differ materially from the information presented.

Estimated transaction costs have been excluded from the pro forma statement of income as they reflect non-recurring charges directly related to the merger. However, the anticipated transaction costs are reflected in the pro forma balance sheet as an increase in other current liabilities and a decrease in retained earnings.

The pro forma financial statements do not reflect any cost savings (or associated costs to achieve such savings) from operating efficiencies that could result from the merger. Further, the pro forma financial statements do not reflect the effect of any regulatory actions that may impact the pro forma financial statements when the merger is completed.

Westar’s regulated operations are comprised of electric generation, transmission and distribution operations. These operations are subject to the rate-setting authority of the Federal Energy Regulatory Commission and the Kansas Corporation Commission and are accounted for pursuant to GAAP, including the accounting guidance for regulated operations. The rate-setting and cost recovery provisions currently in place for Westar’s regulated operations provide revenue derived from costs including a return on investment of assets and liabilities included in rate base. Thus, the fair values of Westar’s tangible and intangible assets and liabilities subject to these rate-setting provisions approximate their carrying values, and the pro forma financial statements do not reflect any net adjustments related to these amounts.

Note 2. Preliminary Purchase Price and Preliminary Purchase Price Allocation

The merger agreement provides that each outstanding share of Westar common stock at the effective time of the merger (subject to certain exceptions) will be converted into the right to receive $51 of cash consideration and a number of shares of Great Plains Energy common stock equal to an exchange ratio that may vary between 0.2709 and 0.3148, based upon the volume-weighted average share price of Great Plains Energy common stock on the New York Stock Exchange for the 20 consecutive full trading days ending on (and including) the third trading day immediately prior to the date of the effective time of the merger.

The purchase price for the merger is estimated as follows (shares in thousands):

Westar shares outstanding as of December 31, 2016	141,791
Cash consideration (per Westar share)	$51.00

Estimated cash portion of purchase price (in millions)	$7,231.3
Westar shares outstanding as of December 31, 2016	141,791
Exchange ratio (per Westar share)	0.3148

Estimated total Great Plains Energy common shares assumed to be issued	44,635.8
Closing price of Great Plains Energy common stock on February 15, 2017	$27.73

Estimated equity portion of purchase price (in millions)	$1,237.8
Estimated equity compensation (in millions)	34.7

Total estimated purchase price (in millions)	$8,503.8

The preliminary purchase price was computed using Westar’s outstanding shares as of December 31, 2016, multiplied by the cash consideration portion of the purchase price and adjusted for the exchange ratio for the equity portion of the purchase price. The preliminary purchase price reflects an exchange ratio of 0.3148, as the 20-day volume-weighted average price per share of Great Plains Energy common stock ending on February 15, 2017 was 27.2805. The preliminary purchase price reflects the market value of Great Plains Energy common stock to be issued in connection with the merger based on the closing price of Great Plains Energy common stock on February 15, 2017. The preliminary purchase price also reflects the total estimated fair value of Westar’s equity compensation awards settled as of December 31, 2016 as required by the merger agreement, excluding the value attributable to post-combination service and net of the impact of deferred income taxes.

The preliminary purchase price will fluctuate with the market price of Great Plains Energy common stock through the 20-day volume-weighted average price per share used to calculate the exchange ratio and through the value of Great Plains Energy stock issued at the close of the transaction until the purchase price is reflected on an actual basis when the merger is completed. An increase of 20% in the 20-day volume-weighted average price per share from the price used above would decrease the purchase price by approximately $157 million. A decrease of 20% in the 20-day volume-weighted average price per share from the price used above would not impact the purchase price. These fluctuations assume a closing price of Great Plains Energy common stock at the effective time of the merger of $27.73, the closing price of Great Plains Energy common stock on February 15, 2017.

An increase or decrease of 20% in the Great Plains Energy closing common share price from the price used above would increase or decrease the purchase price by approximately $248 million, assuming an exchange ratio of 0.3148.

The allocation of the preliminary purchase price to the fair values of assets acquired and liabilities assumed includes pro forma adjustments to reflect the fair values of Westar’s assets and liabilities. The allocation of the preliminary purchase price is as follows (in millions):

Current Assets	$671.3
Total Utility Plant, Net	9,248.4
Property, Plant and Equipment of Variable Interest Entities, Net	257.9
Goodwill	4,698.9
Other Long-Term Assets, excluding Goodwill	1,502.9

Total Assets	$16,379.4
Current Liabilities, including Current Maturities of Long-Term Debt	1,031.7
Long-Term Liabilities	3,121.9
Long-Term Debt	3,582.1
Long-Term Debt of Variable Interest Entities	112.6
Noncontrolling Interests	27.3

Total Liabilities and Noncontrolling Interests	7,875.6

Total Estimated Purchase Price	$8,503.8

Note 3. Adjustments to Pro Forma Financial Statements

The pro forma adjustments included in the pro forma financial statements are as follows:

(a)	Great Plains Energy and Westar historical presentation – Based on the amounts reported in the consolidated statements of income and balance sheets of Great Plains Energy and Westar for the year ended December 31, 2016, certain financial statement line items included in Westar’s historical presentation have been reclassified to conform to corresponding financial statement line items included in Great Plains Energy’s historical presentation. These reclassifications have no material impact on the historical operating income, net income attributable to controlling interests, total assets, liabilities or shareholders’ equity reported by Great Plains Energy or Westar.

Additionally, based on Great Plains Energy’s review of Westar’s summary of significant accounting policies disclosed in Westar’s consolidated historical financial statements, which are filed as Exhibit 99.1 to this Current Report on Form 8-K, as well as preliminary discussions with Westar management, the nature and amount of any adjustments to the historical financial statements of Westar to conform its accounting policies to those of Great Plains Energy are not expected to be material. Upon completion of the merger, further review of Westar’s accounting policies and financial statements may result in revisions to Westar’s policies and classifications to conform to those of Great Plains Energy.

(b)	Cash and cash equivalents – The pro forma balance sheet reflects the following pro forma adjustments (in millions):

	December 31 2016	Note 3 FN
Proceeds from long-term debt issuance	$4,415.0	(d)
Proceeds from issuance of mandatory convertible preferred stock	750.0	(e)
Proceeds from redemption of time deposit	1,000.0
Debt and equity issuance fees	(43.2)	(d)(e)
Estimated cash portion of purchase price	(7,231.3)
Settlement of interest rate swaps	79.3	(i)

Total	$(1,030.2)

(c)	Intercompany Transactions – Reflects the elimination of jointly-owned electric plant and electric transmission transactions between Great Plains Energy and Westar, as if Great Plains Energy and Westar were consolidated affiliates during the periods presented.

(d)	Long-Term Debt – The pro forma balance sheet includes the following pro forma adjustments to the line item of Long-term debt (in millions):

December 31 2016
Westar long-term debt fair value adjustment	$193.4
Issuance of long-term debt (net of issuance costs)	4,386.8

Total	$4,580.2

The line items of Current maturities of long-term debt of variable interest entities and Long-term debt of variable interest entities also include pro forma adjustments to reflect Westar’s long-term debt at estimated fair value. For purposes of the pro forma adjustments, estimated fair value is based on prevailing market prices for the individual debt securities as of December 31, 2016. The final fair value determination of the debt will be based on prevailing market prices at the completion of the merger. The fair value adjustment to Westar’s regulated company debt of $193.4 million within the Long-term debt line item is offset by an increase to regulatory assets. The fair value adjustment to the long-term debt of Westar’s variable interest entities (if there continues to be a premium to book value) will be amortized as a reduction to interest expense over the remaining life of the debt.

The $4,386.8 million issuance of long-term debt (net of issuance costs of $28.2 million) reflects Great Plains Energy’s anticipated debt financing for a portion of the estimated cash consideration of the merger and other costs directly attributable to the merger.

The pro forma statement of income includes the following pro forma adjustments related to long-term debt in the line item of Interest charges (in millions):

Year Ended December 31, 2016
Interest expense on $4,386.8 million of long-term debt	$(167.4)
Long-term debt fair value adjustment amortization	0.5

Total	$(166.9)

The pro forma adjustment for the incremental interest expense on the estimated $4,386.8 million of long-term debt that Great Plains Energy expects to issue includes the amortization of the estimated issuance costs over the lives of the debt issued. The incremental interest expense reflects an estimated average annual interest cost of 3.79%. A change of 0.125% in the estimated average annual interest rate would cause a change in annual interest expense of approximately $5.5 million.

The amortization of the long-term debt fair value adjustment pertains to Westar’s long-term debt of variable interest entities. The effect of the fair value adjustment is being amortized over the remaining life of the individual debt issuances, with the longest amortization period being approximately 4 years. The remainder of the fair value adjustments for Westar’s regulated company debt is offset by an increase to regulatory assets, and amortization of these adjustments will offset each other with no effect on earnings.

(e)	Preferred Stock – The pro forma balance sheet includes pro forma adjustments to reflect $720.0 million of proceeds (net of $30 million of issuance costs) from Great Plains Energy’s expected issuance of 750,000 shares of 7.25% mandatory convertible preferred stock to OMERS pursuant to a stock purchase agreement to finance a portion of the estimated cash consideration of the merger. The pro forma adjustment reflecting the $30 million of issuance costs for the preferred stock issued to OMERS includes the reclassification of $15 million of up-front issuance costs deferred in Investments and Other Assets – Other until the issuance of the preferred stock at the time of the merger.

For the year ended December 31, 2016, the pro forma statement of income includes a pro forma adjustment reflecting accumulated dividends of $54.4 million from the issuance of the 7.25% mandatory convertible preferred stock to OMERS and an adjustment reflecting accumulated dividends of $45.6 million related to Great Plains Energy’s 862,500 shares of 7.00% Series B mandatory convertible preferred stock issued in October 2016 to give effect to each issuance as if it occurred on January 1, 2016.

The pro forma statement of income also includes a pro forma adjustment for the elimination of preferred dividends and redemption premium of $1.7 million for the year ended December 31, 2016 related to Great Plains Energy’s 3.80%, 4.20%, 4.35% and 4.5% cumulative preferred stock that was redeemed in August 2016, which was required in order to issue the mandatory convertible preferred stock to finance the transaction.

(f)

Income Taxes – The pro forma balance sheet includes a pro forma adjustment to estimate the impacts on deferred income taxes of $0.7 million for the allocation of the purchase price, $12.5 million for estimated merger transaction costs, $29.5 million for the estimated settlement of all outstanding Westar equity compensation awards, and $9.3 million to fully amortize deferred financing fees related to the bridge term loan facility, based on the estimated statutory income tax rate of 39.3% for the combined company. The pro forma statements of income include a pro forma adjustment to reflect the income tax effects of the pro forma adjustments calculated using an estimated statutory income tax rate of 39.3% for the combined company. The estimated statutory tax rate of 39.3% could change based on future changes in the applicable tax rates and final determination of the combined company’s tax position.

(g)	Equity Compensation Awards – The pro forma balance sheet includes a pro forma adjustment to other current liabilities for the estimated settlement of all outstanding Westar equity compensation awards as required in the merger agreement that will become payable at the time the merger is consummated. The settlement of the equity compensation awards has been excluded from the pro forma statements of income as it reflects non-recurring charges not expected to have a continuing impact on the combined results.

(h)	Merger Transaction Costs – The pro forma balance sheet includes a pro forma adjustment for $43.8 million of estimated merger transaction costs consisting of fees related to advisory, legal, investment banking, and other professional services, all of which are directly attributable to the merger. The pro forma statement of income for the year ended December 31, 2016 includes a pro forma adjustment to eliminate $27.6 million of merger transaction costs incurred by Great Plains Energy and Westar. Incurred costs related to integration planning not directly attributable to the merger transaction were not eliminated. The merger transaction costs are non-recurring charges and have been excluded from the pro forma statement of income.

(i)	Other Financing Items – The pro forma balance sheet includes a pro forma adjustment to Prepaid expenses and other assets for $23.6 million of deferred financing fees related to the bridge term loan facility that Great Plains Energy expects will be fully amortized at the time of the merger.

The pro forma balance sheet also includes a $79.3 million pro forma adjustment to Interest rate derivative instruments to reflect the settlement of four interest rate swap transactions entered into by Great Plains Energy to manage interest rate risk with regards to the estimated $4,415.0 million principal amount of long-term debt that Great Plains Energy expects to issue to finance a portion of the estimated cash consideration of the merger and other costs directly attributable to the merger.

The pro forma statement of income for the year ended December 31, 2016 includes the following pro forma adjustments related to other financing items in the line item of Interest charges (in millions):

Mark-to-market impacts of interest rate swaps	$(79.3)
Eliminate amortization of deferred financing fees for bridge facility	35.6

Total	$(43.7)

The pro forma statement of income for the year ended December 31, 2016 also includes a $3.2 million pro forma adjustment related to other financing items in the line item of Non-operating income (expense) for interest income earned on the proceeds from Great Plains Energy’s October 2016 equity offerings, which will be used to fund a portion of the merger consideration.

The mark-to-market impacts of interest rate swaps, amortization of deferred financing fees for the bridge term loan facility (which Great Plains Energy expects to be fully amortized at the time of the merger) and interest income earned on proceeds from Great Plains Energy’s October 2016 equity offerings were excluded from the pro forma statement of income as they represent non-recurring charges directly attributable to the merger transaction.

(j)	Shareholders’ Equity – The pro forma balance sheet reflects the following adjustments: (i) the elimination of Westar’s historical equity balances, (ii) an increase of $1,237.8 million for the estimated issuance of 44.6 million shares of Great Plains Energy common stock (see Note 2 for details of the calculation) for the equity portion of the purchase price and (iii) adjustments to decrease retained earnings of $31.3 million (net of tax) for estimated merger transaction costs, $10.7 million (net of tax) to reflect the fair value of settled Westar equity compensation awards attributable to post-combination service, and $14.3 million (net of tax) to reflect the full amortization of deferred financing fees related to the bridge term loan facility.

(k)	Goodwill – Reflects the preliminary estimate of goodwill created as a result of the merger. See below for a detailed calculation of goodwill created.

Total Estimated Purchase Price	$8,503.8
Fair value of Westar’s Noncontrolling Interests	27.3

Estimated Westar Fair Value	8,531.1
Less: Fair Value of Net Assets Acquired	3,832.2

Pro Forma Goodwill Adjustment	$4,698.9

(l)	Shares Outstanding – Reflects the elimination of Westar’s common stock, an adjustment of 45.6 million shares to give effect to the October 2016 issuance of 60.5 million shares of Great Plains Energy common stock to finance a portion of the estimated cash consideration of the merger as if the shares had been outstanding at January 1, 2016 and the issuance of 44.6 million shares of Great Plains Energy stock per the exchange ratio of 0.3148 (see Note 2 for details of the calculation).

See below for a detailed calculation of the pro forma weighted-average number of basic and diluted shares outstanding.

Year Ended December 31, 2016
Basic (millions):
Great Plains Energy weighted-average shares outstanding	169.4
Adjustment for Great Plains Energy shares issued in October 2016	45.6
Equivalent Westar common shares after exchange	44.6

259.6

Diluted (millions):
Great Plains Energy weighted-average shares outstanding	169.8
Adjustment for Great Plains Energy shares issued in October 2016	45.6
Equivalent Westar common shares after exchange	44.6

260.0

The 750,000 shares of 7.25% mandatory convertible preferred stock that will be issued to OMERS and the 862,500 issued and outstanding shares of 7.00% Series B mandatory convertible preferred stock have not been assumed to be converted in the calculation of pro forma weighted-average diluted shares outstanding for the year ended December 31, 2016, as the conversion would be anti-dilutive.